Exhibit 99.1

Press Release

oti Reports Third Quarter 2015 Financial Results

Rosh Pina, Israel – November 12, 2015 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, reported financial results for the third quarter ended September 30, 2015.

Q3 2015 Operational Highlights

•	Appointed Shlomi Cohen as CEO, who brings more than 25 years of experience managing global organizations to advance the sales of oti's cashless payment solutions.

•	Implemented a new go-to-market strategy designed to advance the company's NFC market leadership and drive growth.

•	Filed patent infringement lawsuits against AT&T and Verizon.

Q3 2015 Financial Details

Total revenues decreased 31% to $3.8 million from $5.4 million in the prior quarter and 29% from $5.3 million in the same year-ago period.

Gross profit declined 23% to $2.1 million (55% of revenue) from $2.7 million (50% of revenue) in the prior quarter and 21% from $2.6 million (50% of revenue) in the same year-ago period.

Operating expenses were $4.4 million, a decrease of 4% from $4.6 million in the prior quarter and 9% from $4.8 million in the same year-ago period.

Net loss from continuing operations totaled $2.4 million or $(0.06) per share, compared to a net loss from continuing operations of $2.3 million or $(0.07) per share in the same year-ago period.

Adjusted EBITDA loss from continuing operations totaled $1.2 million, an improvement from a loss of $1.5 million in the same year-ago period (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP financial measure, below).

At quarter-end, cash and cash equivalents and short-term investments totaled $11.5 million.

Management Commentary
“During the third quarter, we made meaningful progress with new key initiatives designed to optimize our manufacturing processes, accelerate growth and reduce costs,” said Shlomi Cohen, CEO of oti. “These efforts resulted in lower operating expenses and improved gross margins, and an overall leaner, more efficient organization.

“While we experienced strong growth in our petroleum segment in Q3, our retail segment sales declined. The company over recent years has primarily focused on restructuring and R&D activity, and has not benefited as much as it could have from growth in the global NFC market. However, it is clear that our company has all the right elements in place, including industry leading technology and world-class R&D, to be a leader in the multi-billion dollar global cashless payments market.

“To take better advantage of these strengths, over the last few months we have begun to implement a new go-to-market strategy to transition oti into a more capable sales organization in order to capture greater market share in the NFC space. We have been actively recruiting new sales and marketing professionals to address emerging opportunities in Europe, Asia Pacific and North America.

“We recently introduced a new product lineup to support the success of our sales team, particularly as we enter new markets and industry growth verticals. One of the revolutionary new products we introduced at Money20/20 last month was the oti Pay Capsule, a wearable NFC payment device.

“Pay Capsule plays into The Internet of Things revolution, the emerging hyper-connected world that is transforming the way consumers interact and transact. Pay Capsule eliminates the boundaries of how we pay by delivering a secure digital payment experience using virtually any personal item, such as rings, fitness bands, car key fobs, and apparel. We plan to complete the rollout of Pay Capsule and other new product additions in 2016.

“Our operational progress in the third quarter along with our expanding product portfolio, sales pipeline and partner channels have set the stage for a better finish to the year and an even stronger 2016. While there is more work to be done, we are in a strong position to capitalize on the global growth in the cashless payment market.”

Conference Call
oti will hold a conference call today (November 12, 2015) at 10:30 a.m. Eastern time to discuss these results. oti’s CEO Shlomi Cohen and CFO Shay Tomer will host the presentation, followed by a question and answer period.

Date: Thursday, November 12, 2015
Time: 10:30 a.m. Eastern time
U.S. dial-in: 877-407-0784
International dial-in: 201-689-8560

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

A replay of the call will be available after 1:30 p.m. Eastern time through December 12, 2015.

U.S. replay dial-in: 877-870-5176
International replay dial-in: 858-384-5517
Replay ID: 13623973

Use of Non-GAAP Financial Information
This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of share-based compensation expense, patent litigation and maintenance expenses and other expenses. oti believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of oti’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.
INTERIM UNAUDITED  RECONCILIATION OF NON-GAAP ADJUSTMENT
The following tables reflect selected On Track Innovations Ltd, non-GAAP results reconciled to GAAP results:
 (In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss	$(1,986)	$(1,951)	$(5,795)	$(7,543)

Net income from discontinued operations	(461)	(311)	(823)	(41)
Financial expenses, net	122	44	542	397
Depreciation	324	311	941	959
Income tax	35	29	38	202
TOTAL EBITDA FROM CONTINUING OPERATIONS	$(1,966)	$(1,878)	$(5,097)	$(6,026)

Patent litigation and maintenance	371	194	830	1,213
Other expenses	408	-	918	-
Stock-based compensation	37	206	369	642
TOTAL ADJUSTED EBITDA FROM CONTINUING OPERATIONS	$(1,150)	$(1,478)	$(2,980)	$(4,171)

About OTI
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com, the content of which is not part of this press release.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions are used, the company is making forward-looking statements. For example, forward-looking statements include statements regarding our intent to rollout new products and our position to capitalize on the cashless payment market. Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, as well as oti’s new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can provide no assurance that expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
OTIV@liolios.com

Press Contact:
Nir (Neil) Barr
oti Marketing Director
+972-4-686-8004
press@otiglobal.com

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	September 30,	December 31,
	2015	2014
Assets

Current assets
Cash and cash equivalents	$4,419	$5,351
Short-term investments	7,056	11,048
Trade receivables (net of allowance for doubtful
accounts of $696 and $671 as of September 30, 2015
and December 31, 2014, respectively)	2,719	4,299
Other receivables and prepaid expenses	2,917	2,530
Inventories	3,961	3,703

Total current assets	21,072	26,931

Long-term restricted deposit for employees benefit	519	555

Severance pay deposits	469	614

Property, plant and equipment, net	8,828	9,234

Intangible assets, net	145	-

Deferred tax asset	39	47

Total Assets	$31,072	$37,381

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	September 30,	December 31,
	2015	2014
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities
of long-term bank loans	$3,280	$3,617
Trade payables	7,297	7,306
Other current liabilities	2,730	2,656
Total current liabilities	13,307	13,579

Long-Term Liabilities
Long-term loans, net of current maturities	2,050	2,161
Accrued severance pay	1,232	1,456
Deferred tax liability	318	302
Total long-term liabilities	3,600	3,919

Total Liabilities	16,907	17,498

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized –
50,000,000 shares as of September 30, 2015 and
December 31, 2014; issued: 42,014,673 and 41,996,602
shares as of September 30, 2015 and December 31, 2014, respectively;
outstanding: 40,835,974 and 40,817,903 shares
as of September 30, 2015 and December 31, 2014, respectively	1,055	1,055
Additional paid-in capital
Treasury shares at cost - 1,178,699 shares as of September 30,	224,603	224,234
2015 and December 31, 2014	(2,000)	(2,000)
Accumulated other comprehensive loss	(1,092)	(800)
Accumulated deficit	(207,895)	(202,103)
Total Shareholder’s equity	14,671	20,386
Non-controlling interest	(506)	(503)

Total Equity	14,165	19,883

Total Liabilities and Equity	$31,072	$37,381

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues
Sales	$2,361	$3,691	$10,015	$13,381
Licensing and transaction fees	1,394	1,564	4,131	4,226

Total revenues	3,755	5,255	14,146	17,607

Cost of revenues
Cost of sales	1,673	2,619	6,896	9,066

Gross profit	2,082	2,636	7,250	8,541
Operating expenses
Research and development	807	1,281	2,712	3,662
Selling and marketing	1,730	1,968	5,388	6,160
General and administrative	1,056	1,382	3,440	4,491
Patent litigation and maintenance	371	194	830	1,213
Other expenses	408	-	918	-

Total operating expenses	4,372	4,825	13,288	15,526

Operating loss from continuing operations	(2,290)	(2,189)	(6,038)	(6,985)

Financial expenses, net	(122)	(44)	(542)	(397)

Loss from continuing operations
before taxes on income	(2,412)	(2,233)	(6,580)	(7,382)

Income tax	(35)	(29)	(38)	(202)

Net loss from continuing operations	(2,447)	(2,262)	(6,618)	(7,584)
Net income from discontinued operations	461	311	823	41

Net loss	(1,986)	(1,951)	(5,795)	(7,543)

Net (income) loss attributable to noncontrolling interest	(23)	(46)	3	(37)
Net loss attributable to shareholders	$(2,009)	$(1,997)	$(5,792)	$(7,580)
Basic and diluted net gain (loss) attributable to shareholders per ordinary share
From continuing operations	(0.06)	(0.07)	(0.16)	(0.23)
From discontinued operations	0.01	0.01	0.02	**

	$(0.05)	$(0.06)	$(0.14)	$(0.23)

Weighted average number of ordinary shares
used in computing basic and diluted net loss
per ordinary share	40,874,474	33,310,672	40,868,252	33,245,249

**Less than $0.01 per ordinary share.

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(In thousands, except share and per share data)

	Nine months ended September 30,
	2015	2014
Cash flows from continuing operating activities
Net loss from continuing operations	$(6,618)	$(7,584)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued
to employees	369	642
Gain on sale of property and equipment	(8)	(5)
Accrued interest and linkage differences	30	55
Depreciation	941	959

Changes in operating assets and liabilities:
Accrued severance pay, net	(79)	(112)
Deferred tax, net	36	135
Decrease in trade receivables	1,936	240
Decrease (increase) in other receivables and prepaid expenses	131	(308)
Increase in inventories	(382)	(689)
Increase in trade payables	402	235
Increase (decrease) in other current liabilities	197	(772)
Net cash used in continuing operating activities	(3,045)	(7,204)

Cash flows from continuing investing activities

Purchase of property and equipment	(1,117)	(340)
Purchase of short-term investments	(4,181)	(2,434)
Investment in capitalized product costs	(153)	-
Investment in restricted deposit for employees benefit	(281)	-
Proceeds from restricted deposit for employees benefit	144	-
Proceeds from maturity or sale of short-term investments	8,179	1,317
Proceeds from sale of property and equipment	31	6
Net cash provided by (used in) continuing investing activities	2,622	(1,451)

Cash flows from continuing financing activities
(Decrease) increase in short-term bank credit, net	(783)	179
Proceeds from long-term bank loans	716	29
Repayment of long-term bank loans	(606)	(811)
Proceeds from exercise of options and warrants	(* )	965
Net cash provided by (used in) continuing financing activities	(673)	362

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(25)	(1,325)
Net cash provided by discontinued investing activities	387	925
Net cash used in discontinued financing activities	-	(154)
Total net cash provided by (used in) discontinued operations	362	(554)

Effect of exchange rate changes on cash and cash equivalents	(198)	(227)

Decrease in cash and cash equivalents	(932)	(9,074)
Cash and cash equivalents at the beginning of the period	5,351	14,962

Cash and cash equivalents at the end of the period	$4,419	$5,888

(*) Less than $1